Exhibit 99.1
Octave Specialty Group Reports Fourth Quarter 2025 Results
•Total P&C premium production increased 15% for the quarter to $303 million
•Insurance Distribution Segment
◦Commission Income grew to $37 million, an increase of 13%
◦Organic revenue growth equaled 8.1%
◦Net loss to Shareholders of $(1) million for the quarter, an improvement of 76%
◦Adjusted EBITDA to Shareholders of $7 million for the quarter, up 33%
•Specialty P&C Insurance ("Everspan")
◦Gross and net premiums written of $80 million and $23 million were up 34% and 978%, respectively
◦Combined ratio fell below 100%
◦Net income to Shareholders was $1 million, down 37%
◦Adjusted EBITDA to Shareholders of $1.5 million, down 46%

NEW YORK, NY, February 23, 2026 (BUSINESS WIRE) -- Octave Specialty Group, Inc. (NYSE: OSG) ("Octave" or "OSG"), a global specialty insurance firm, today reported its results for the Fourth Quarter 2025.
Claude LeBlanc, President and Chief Executive Officer, stated, "The fourth quarter of 2025 marked the end of a transformational year and the beginning of what we believe is a new era for our company. Following the sale of our legacy financial guarantee business in the third quarter, the acquisition of ArmadaCare in the fourth quarter, and our rebranding as Octave Specialty Group, we emerged as a pure-play specialty P&C company. In the fourth quarter, our insurance distribution business delivered organic growth of over 8%, finishing the year at just over 14%, as we continued to execute on our strategy to build a high-growth, specialty insurance distribution platform that delivers significant long-term value to our shareholders. ArmadaCare, a leading specialty A&H and workplace benefit MGA platform that we recently acquired, materially advances our strategic position by further diversifying our specialty business model in uncorrelated, high-growth segments of the market. During the fourth quarter, we also launched 1889 Specialty, a management liability and professional lines MGA focused on the SME market and backed by A+ capacity. We expect these investments, our expanded and further diversified portfolio of MGA/Us, and our recent corporate cost reduction actions to substantially advance our long-term growth strategy."
LeBlanc continued, “This is truly an exciting time for us. We believe our partnership structure and unique MGA incubator model, which includes aligned capacity and shared technology and business services, continue to distinguish us in the marketplace. As we enter 2026, we expect strong organic growth, bolstered by continued momentum across our core business, including the stable of strong start-ups launched in 2024 and 2025, which are positioned to deliver strong top- and bottom-line growth as these businesses continue to scale."

Octave's Fourth Quarter 2025 Summary Results
	Three Months Ended December 31,			Year Ended December 31,
(in thousands, except per share data)[1]	2025	2024	% Change	2025	2024	% Change
Total revenues from continuing operations	66,903	65,222	3%	251,222	235,815	7%
Total expenses from continuing operations	97,757	86,322	13%	352,236	295,660	19%
Pretax income (loss) from continuing operations	(30,854)	(21,100)	46%	(101,014)	(59,845)	69%
Provision (benefit) for income taxes from continuing operations	(1,181)	(157)	NM	(5,211)	(924)	NM
Net income (loss) from continuing operations	(29,673)	(20,943)	42%	(95,803)	(58,921)	63%
Net income (loss) from continuing operations attributable to Octave shareholders, net of tax	(29,982)	(22,163)	35%	(98,404)	(59,282)	66%
Net income (loss) from discontinued operations	—	(526,102)	NM	(163,288)	(497,167)	(67)%
Net income (loss) attributable to Octave shareholders	(29,982)	(548,264)	NM	(261,692)	(556,448)	(53)%
Net income (loss) from continuing operations attributable to stockholders per diluted share [3]	$(0.84)	$(0.56)	50%	$(2.47)	$(1.37)	80%
Net income (loss) attributable to stockholders per diluted share [3]	$(0.84)	$(11.49)	(93)%	$(5.93)	$(11.96)	(50)%
Non-GAAP
EBITDA to shareholders [2]	(19,509)	(10,387)	88%	(54,929)	(36,966)	49%
Adjusted EBITDA to shareholders[2]	1,351	520	NM	(7,471)	2,195	NM
Adjusted net income (loss) attributable to shareholders	(1,097)	(5,676)	(81)%	(27,731)	(8,606)	NM
Per Share
Adjusted net income (loss) to shareholders per diluted share [2]	$(0.02)	$(0.12)	(83)%	$(0.58)	$(0.18)	NM
Adjusted EBITDA to shareholders per diluted share[2]	$0.03	$0.01	NM	$(0.16)	$0.05	NM

Weighted-average diluted shares outstanding	45,146	48,129	(6)%	47,181	46,970	0.4%
(1)Some financial data in this press release may not add up due to rounding
(2)See Non-GAAP Financial Data section of this press release for further information
(3)Per diluted share includes the impact of adjusting redeemable noncontrolling interests to current redemption value

Fourth Quarter 2025 Summary*
Total revenue from continuing operations for the fourth quarter of 2025 was $67 million, an increase of 3% compared to the $65 million in the same prior-year period. The growth in total revenue was driven by the Insurance Distribution (ID) Segment and Corporate operations, which more than offset a decline in revenue in the Specialty Property and Casualty Segment. Organic growth in our Insurance Distribution Segment was 8.1% during the fourth quarter 2025.
Net loss from continuing operations to Octave shareholders for the fourth quarter of 2025 increased by $(8) million to $(30) million compared to $(22) million in the same prior-year period. The higher net loss was primarily attributed to costs associated with the acquisition of ArmadaCare, expenses associated with the exit from the financial guarantee business, and related expense reduction initiatives, and the impairment of a minority investment from a legacy strategy. Significantly lower interest expense and the impact of the ArmadaCare acquisition helped to partially offset these transactional and transitional expenses.
Adjusted EBITDA from continuing operations to Octave shareholders for the fourth quarter of 2025 was $1.4 million compared to $0.5 million in the same prior-year period, driven by a $1.7 million increase in ID Adjusted EBITDA partially offset by a $1.2 million decline in Adjusted EBITDA at Everspan, associated primarily with Everspan's decline in revenue. Adjusted EBITDA also benefited from a $0.4 million improvement at Corporate related to the initial benefits of our corporate expense reduction initiatives.

* For definitions of each non-GAAP measure referred to above, as well as reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see "Non-GAAP Financial Measures" below.

Earnings Call and Webcast
On February 24, 2026, at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Octave's fourth quarter 2025 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Octave’s website, https://octavegroup.com/investor-relations/events-and-presentations/. Participants may also listen via telephone by dialing (877) 407-9716 or (201) 493-6779 .
The webcast will be archived on Octave's website. A replay of the call will be available through March 10, 2026, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13757987 .
Additional information is included in an operating supplement and presentations on Octave's website at www.octavegroup.com.
Results of Operations by Segment
Insurance Distribution Segment

Three Months Ended December 31,	Year Ended December 31,
($ in thousands)	2025	2024	% Change	2025	2024	% Change
Premiums placed	$223,286	$204,909	9%	$951,781	$493,372	93%
Total revenues	$46,466	$44,070	5%	$163,726	$99,236	65%
Pretax income (loss)	$(2,295)	$(4,958)	(54)%	$(20,456)	$(7,809)	162%
Pretax income (loss) to shareholders	$(2,604)	$(6,178)	(58)%	$(23,057)	$(8,172)	182%
Net income (loss)	$(1,114)	@	$(4,786)	(77)%	$(15,353)	$(6,881)	123%
Net income (loss) to shareholders	$(1,423)	$(6,006)	(76)%	$(17,954)	$(7,244)	148%
EBITDA	$10,280	$9,827	5%	$36,918	$19,653	88%
EBITDA to shareholders[1]	$6,905	$5,286	31%	$22,411	$13,205	70%
Adjusted EBITDA	$10,481	$9,827	7%	$37,041	$19,894	86%
Adjusted EBITDA to shareholders[1]	$7,030	$5,286	33%	$22,542	$13,446	68%
Pretax income margin to shareholders[2]	(5.6)%	(14.0)%	840	bps	(14.1)%	(8.2)%	(590)	bps
Adjusted EBITDA margin to shareholders[1,3,5]	15.1%	12.0%	310	bps	13.8%	13.5%	30	bps
Organic Growth[4]	8.1%	(3.2)%	14.2%	5.4%
(1) After the impact of noncontrolling interests
(2)Represents Pretax income divided by total revenues
(3) See Non-GAAP Financial Data section of this press release for further information
(4) Organic revenue growth includes a $1.2m reduction to 4Q24 revenue to adjust for a revenue recognition accounting policy adjustment made in 4Q24 to recognize revenues that otherwise should have been recorded in 3Q24.
(5) Represents Adjusted EBITDA to shareholders divided by total revenues

Specialty Property & Casualty Insurance Segment

	Three Months Ended December 31,				Year Ended December 31,
($ in thousands)	2025	2024	% Change		2025	2024	% Change
Gross premium written	$80,102	$59,987	34%		$360,449	$382,771	(6)%
Net premiums written	$22,910	$(2,608)	978%		$73,898	$88,682	(17)%
Net premiums earned	$18,324	$18,931	(3)%		$67,232	$99,005	(32)%
Total revenue	$23,068	$24,818	(7)%		$88,403	$126,320	(30)%
Net income (loss)	$1,158	$1,836	(37)%		$2,956	$10,469	(72)%
Adjusted EBITDA to shareholders(1)	$1,460	$2,698	(46)%		$3,777	$5,136	(26)%
Loss Ratio	61.8%	51.9%	990	bps	70.2%	73.4%	(320)	bps
Expense Ratio	37.6%	44.6%	(700)	bps	35.0%	28.2%	680	bps
Combined Ratio	99.4%	96.5%	290	bps	105.2%	101.6%	360	bps
(1) After the impact of noncontrolling interests. See Non-GAAP Financial Data section of this press release for further information

OSG Corporate (holding company only)
OSG on a standalone basis, excluding its ownership interests in its Specialty P&C Insurance and Insurance Distribution subsidiaries, had net assets of $76 million as of December 31, 2025. Assets included cash and liquid securities of $49 million and other investments of $25 million.
Consolidated Octave Financial Group, Inc. Stockholders' Equity and NCI Impact to EPS
Stockholders’ equity attributable to common shareholders at December 31, 2025, was $715,790, or $15.90 per share compared to $783,323 or $16.77 per share as of September 30, 2025. The decline was primarily a result of the net loss from continuing operations attributable to common shareholders of $(30) million, the cost of shares repurchased of $(27) million and change in redeemable noncontrolling interest of $(8) million.
Share Repurchase
Subsequent to September 30, 2025, OSG repurchased in the open market over 3.1 million shares of its outstanding common stock through a 10B5-1 program. These repurchases represented 6.7% of shares outstanding and 6.5% of basic weighted shares outstanding as last reported.
Calculation of Earnings Per Share
Diluted net income per share is computed by dividing net income attributable to shareholders, including adjustments to the redemption value of redeemable noncontrolling interests, by the basic weighted-average shares outstanding plus all potentially dilutive common shares outstanding during the period. The following table provides a reconciliation of net income attributable to shareholders to the numerator in the diluted earnings per share calculation, together with the resulting earnings per share amounts:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2025	2024	2025	2024
Net income (loss) from continuing operations attributable to shareholders	$(29,982)	$(22,163)	$(98,404)	$(59,282)
Adjustment for Redeemable NCI	(8,017)	(4,917)	$(18,175)	$(5,222)
Numerator of diluted EPS	$(37,999)	$(27,080)	$(116,579)	$(64,504)
Per Share — Diluted	$(0.84)	$(0.56)	$(2.47)	$(1.37)

Net income (loss) attributable to Octave shareholders	$(29,982)	$(548,264)	$(261,692)	$(556,448)
Adjustment for Redeemable NCI	(8,017)	(4,917)	(18,175)	(5,222)
Numerator of diluted EPS	$(37,999)	$(553,181)	$(279,867)	$(561,670)
Per Share — Diluted	$(0.84)	$(11.49)	$(5.93)	$(11.96)

WASO-Diluted	45,146	48,129	47,181	46,970

OCTAVE SPECIALTY GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands, except share data)	2025	2024	2025	2024
Revenues:
Commissions	$40,229	$38,009	$143,381	$92,023
Servicing and other fees	6,128	4,087	20,419	6,353
Net premiums earned	18,324	18,931	67,232	99,005
Program fees	3,583	3,989	14,322	13,506
Investment income	2,557	3,557	10,647	14,448
Other	(3,918)	(3,351)	(4,780)	10,480
Total revenues	66,903	65,222	251,222	235,815
Expenses:
Commissions	8,102	13,667	37,037	40,876
Losses and loss adjustment expenses	11,333	9,826	47,193	72,626
Policy acquisition costs	4,759	7,850	15,790	23,666
General and administrative	58,843	39,730	191,624	129,166
Intangible amortization and depreciation	13,289	9,615	41,952	19,947
Interest	1,431	5,634	18,640	9,379
Total expenses	97,757	86,322	352,236	295,660
Pretax income (loss) from continuing operations	(30,854)	(21,100)	(101,014)	(59,845)
Provision (benefit) for income taxes from continuing operations	(1,181)	(157)	(5,211)	(924)
Net income (loss) from continuing operations	(29,673)	(20,943)	(95,803)	(58,921)
Net income (loss) from discontinued operations	—	(526,102)	(163,288)	(497,167)
Net income (loss)	(29,673)	(547,045)	(259,091)	(556,087)
Net (gain) loss attributable to noncontrolling interest	(309)	(1,220)	(2,601)	(361)
Net income (loss) attributable to shareholders	$(29,982)	$(548,264)	$(261,692)	$(556,448)

Net income (loss) from continuing operations attributable to stockholders	$(29,982)	$(22,163)	$(98,404)	$(59,282)
Net income (loss) from discontinued operations attributable to stockholders	—	(526,102)	(163,288)	(497,166)
Net income (loss) attributable to shareholders	$(29,982)	$(548,264)	$(261,692)	$(556,448)

Net income (loss) from continuing operations per share attributable to stockholders
Basic	$(0.84)	$(0.56)	$(2.47)	$(1.37)
Diluted	$(0.84)	$(0.56)	$(2.47)	$(1.37)

Net income (loss) per share attributable to stockholders
Basic	$(0.84)	$(11.49)	$(5.93)	$(11.96)
Diluted	$(0.84)	$(11.49)	$(5.93)	$(11.96)

Weighted average number of common shares outstanding:
Basic	45,146,058	48,128,820	47,181,227	46,969,708
Diluted	45,146,058	48,128,820	47,181,227	46,969,708

OCTAVE SPECIALTY GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in thousands, except share data)	December 31, 2025	September 30, 2025 (1)
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $123,415 and $132,617)	$122,295	$131,101
Short-term investments, at fair value (amortized cost: $146,433 and $295,815)	146,442	295,825
Other investments (includes $7,454 and $7,684 at fair value)	24,971	28,302
Total investments (net of allowance for credit losses of $0 and $0)	293,708	455,228
Cash and cash equivalents (including $40,754 and $17,669 of restricted cash)	68,440	51,767
Premium receivables (net of allowance for credit losses of $500 and $142)	75,085	74,760
Commission and fees receivable	86,549	75,480
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $450 and $338)	436,092	440,462
Deferred ceded premium	146,365	160,906
Policy acquisition costs	9,732	9,284
Intangible assets, less accumulated amortization	474,998	339,197
Goodwill	540,345	445,382
Other assets	92,003	95,424
Total assets	$2,223,317	$2,147,890
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$187,178	$197,133
Loss and loss adjustment expense reserves	459,990	437,539
Ceded premiums payable	80,561	87,635
Deferred program fees and reinsurance commissions	6,978	7,754
Deferred taxes	65,217	68,865
Long-term debt	117,558	—
Accrued interest payable	1,343	—
Commission payable	115,555	109,317
Other liabilities	102,771	92,226
Total liabilities	1,137,151	1,000,469

Redeemable noncontrolling interest	252,981	248,308
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized shares; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued shares: 48,876,882 and 48,875,167	489	489
Additional paid-in capital	369,860	367,077
Accumulated other comprehensive income (loss)	8,483	7,426
Retained earnings	370,431	436,026
Treasury stock, shares at cost: 3,871,598 and 2,368,194	(33,473)	(27,695)
Total Octave Specialty Group, Inc. stockholders’ equity	715,790	783,323
Nonredeemable noncontrolling interest	117,395	115,790
Total stockholders’ equity	833,185	899,113
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$2,223,317	$2,147,890
(1) The September 30, 2025 Consolidated Balance Sheet reflects a correction to redeemable noncontrolling interest and total stockholders' equity $60.1 million

Non-GAAP Financial Data
In addition to reporting the Company’s quarterly financial results in accordance with GAAP, the Company is reporting non-GAAP financial measures: EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, Organic Revenue Growth Rate (Insurance Distribution segment only), Adjusted Net Income and Adjusted Net Income Margin. These amounts are derived from our consolidated financial information, but are not presented in our consolidated financial results.
We present non-GAAP supplemental financial information because we believe such information is of interest to the investment community, and that it provides greater transparency and enhanced visibility into the underlying drivers and performance of our businesses on a basis that may not be otherwise apparent on a GAAP basis. We view these non-GAAP financial measures as important indicators when assessing and evaluating our performance on a segmented and consolidated basis and they are presented to improve the comparability of our results between periods by eliminating the impact of the items that may not be representative of our core operating performance. These non-GAAP financial measures are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently
The following paragraphs define each non-GAAP financial measure. A tabular reconciliation of the non-GAAP financial measure and the most comparable GAAP financial measure is also presented below.
Non-GAAP Financial Measures
Organic Revenue Growth & Rate (Insurance Distribution Only.) — Organic revenue is based on commissions and fees for the relevant period by excluding (i) the first twelve months of commissions and fees generated from acquisitions, (ii) commissions and fees from divestitures and (iii) and other items such as contingent commissions and the impact of changes in foreign exchange rates.
Organic Revenue Growth is the change in organic revenue period-to-period, with prior period results adjusted to (i) include commissions and fees that were excluded from organic revenue in the prior period and reached the twelve-month owned mark in the current period, and (ii) exclude commissions and fees related to divestitures from organic revenue.
Total Specialty P&C Insurance Production Specialty P&C Insurance production, which includes gross premiums written by Octave's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment. Specialty P&C Insurance revenues are dependent on gross premiums written, as specialty program insurance companies earn premiums based on the portion of gross premiums written retained (i.e. net premiums written) and fees on gross premiums written that are ceded to reinsurers. Insurance Distribution revenues are dependent on premium volume, as Managing General Agents/Underwriters and brokers receive commissions based on the amount of premiums placed (i.e. gross premiums written on behalf of insurance carriers) with insurance carriers.
EBITDA — EBITDA is net income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization of intangible assets.
EBITDA Margin — EBITDA divided by total revenues.
Adjusted EBITDA and Adjusted EBITDA Margin — We define Adjusted EBITDA as net income (loss) from continuing operations before interest expense, income taxes, depreciation, amortization of intangible assets, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, acquisition and integration-related expenses, severance, and other exceptional or non-recurring items, including those related to raising capital. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that may obfuscate business performance, and that the presentation of this measure enhances an investor's understanding of our financial performance.
Adjusted Net Income and Adjusted Net Income Margin — We define Adjusted Net Income as net income (loss) from continuing operations attributable to Octave adjusted for amortization of intangible assets, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, acquisition and integration -related expenses, severance and non-recurring income and loss items that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. Per share amounts exclude any impact of revaluing non-controlling interests as otherwise reported under GAAP earnings per share. We believe that Adjusted Net Income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that may obfuscate business performance.
Results of Operations by Segment (Continued)

Three Months Ended December 31, 2025	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$80,102			$80,102
Net premiums written	22,910			22,910
Total revenues from Continuing Operations	23,068	46,466	(2,631)	66,903
Total expenses from Continuing Operations	21,814	48,761	27,181	97,757
Pretax income (loss)	1,254	(2,295)	(29,812)	(30,854)
Provision (benefit) for income taxes	96	(1,181)	(96)	(1,181)
Net income (loss) from Continuing Operations	$1,158	$(1,114)	$(29,716)	$(29,673)

Adjustments to EBITDA
Add: Interest expense		$1,431		$1,431
Add: Income tax expense	96	(1,181)	(96)	(1,181)
Add: Depreciation	—	347	2,145	2,492
Add: Intangible amortization		10,797		10,797
EBITDA from Continuing Operations	$1,254	$10,280	$(27,667)	$(16,134)
EBITDA from Continuing Operations attributable to Octave shareholders	$1,254	$6,905	$(27,667)	$(19,509)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration related expenses	$—	$—	$7,796	$7,796
Add: Equity-based compensation expense	206	201	2,072	2,479
Add: Severance and restructuring expense	—	—	7,561	7,561
Add: Other non-operating (income) losses	—	—	3,100	3,100
Adjusted EBITDA from Continuing Operations	1,460	10,481	(7,138)	4,802
Adjusted EBITDA from Continuing Operations attributable to Octave shareholders	$1,460	$7,030	$(7,138)	$1,351

Net income (loss) (Continuing Operations)	$1,158	$(1,114)	$(29,716)	$(29,673)
Adjustments:
Add: Acquisition and integration related expenses	—	—	7,796	7,796
Add: Intangible amortization	—	10,797	—	10,797
Add: Equity-based compensation expense	206	201	2,072	2,479
Add: Severance and restructuring expense	—	—	9,453	9,453
Add: Other non-operating (income) losses	—	—	3,100	3,100
Adjusted net income (loss) before tax and NCI	1,364	9,884	(7,295)	3,952
Income tax effects	(43)	(2,050)	43	(2,050)
Adjusted net income (loss) before NCI	1,321	7,834	(7,252)	1,902
Net (income) loss attributable to noncontrolling interest	—	(2,999)	—	(2,999)
Adjusted net income (loss) attributable to shareholders	$1,321	$4,835	$(7,252)	$(1,097)

Net income (loss) margin	5.0%	(2.4)%	NM	(44.4)%
Adjusted EBITDA Margin	6.3%	22.6%	NM	7.2%
Adjusted EBITDA Margin to Octave shareholders	6.3%	15.1%	NM	2.0%
Adjusted Net income (loss) after NCI margin	5.7%	10.4%	NM	(1.6)%

Three Months Ended December 31, 2024	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$59,987			$59,987
Net premiums written	(2,608)			(2,608)
Total revenues from Continuing Operations	24,818	44,070	(3,666)	65,222
Total expenses from Continuing Operations	22,252	49,028	15,042	86,322
Pretax income (loss)	2,566	(4,958)	(18,708)	(21,100)
Provision (benefit) for income taxes	730	(172)	(715)	(157)
Net income (loss) from Continuing Operations	$1,836	$(4,786)	$(17,993)	$(20,943)

Adjustments to EBITDA
Add: Interest expense		$5,639		$5,639
Add: Income tax expense	730	(172)	(715)	(157)
Add: Depreciation		245	469	714
Add: Intangible amortization		8,901		8,901
EBITDA from Continuing Operations	$2,566	$9,827	$(18,239)	$(5,846)
EBITDA from Continuing Operations attributable to Octave shareholders	$2,566	$5,286	$(18,239)	$(10,387)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration related expenses	—	$—	$1,561	1,561
Add: Equity-based compensation expense	132	—	2,689	2,821
Add: Severance and restructuring expense	—	—	362	362
Add: Other non-operating (income) losses	—	—	6,163	6,163
Adjusted EBITDA from Continuing Operations	2,698	9,827	(7,464)	5,061
Adjusted EBITDA from Continuing Operations attributable to Octave shareholders	$2,698	$5,286	$(7,464)	$520

Net income (loss) (Continuing Operations)	$1,836	$(4,786)	$(17,993)	$(20,943)
Adjustments:
Add: Acquisition and integration related expenses	—	—	1,561	1,561
Add: Intangible amortization	—	8,901	—	8,901
Add: Equity-based compensation expense	132	—	2,689	2,821
Add: Severance and restructuring expense	—	—	362	362
Add: Other non-operating (income) losses	—	—	6,163	6,163
Adjusted net income (loss) before tax and NCI	1,968	4,115	(7,218)	(1,135)
Income tax effects	—	—	—	—
Adjusted net income (loss) before NCI	1,968	4,115	(7,218)	(1,135)
Net (income) loss attributable to noncontrolling interest	—	(4,541)	—	(4,541)
Adjusted net income (loss) attributable to shareholders	$1,968	$(426)	$(7,218)	$(5,676)

Net income (loss) margin	7.4%	(10.9)%	NM	(32.1)%
Adjusted EBITDA Margin	10.9%	22.3%	NM	7.8%
Adjusted EBITDA Margin to Octave shareholders	10.9%	12.0%	NM	0.8%
Adjusted Net income (loss) after NCI margin	7.9%	(1.0)%	NM	(8.7)%

Results of Operations by Segment (Continued)

Year Ended December 31, 2025	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$360,449			$360,449
Net premiums written	73,898			73,898
Total revenues from Continuing Operations	88,403	163,726	(907)	251,222
Total expenses from Continuing Operations	85,073	184,182	82,981	352,236
Pretax income (loss)	3,330	(20,456)	(83,888)	(101,014)
Provision (benefit) for income taxes	374	(5,103)	(482)	(5,211)
Net income (loss) from Continuing Operations	$2,956	$(15,353)	$(83,406)	$(95,803)

Adjustments to EBITDA
Add: Interest expense	$—	$18,640	$—	$18,640
Add: Income tax expense	374	(5,103)	(482)	(5,211)
Add: Depreciation	—	690	3,218	3,908
Add: Intangible amortization	—	38,044	—	38,044
EBITDA from Continuing Operations	$3,330	$36,918	$(80,670)	$(40,422)
EBITDA from Continuing Operations attributable to Octave shareholders	$3,330	$22,411	$(80,670)	$(54,929)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration related expenses	$—	$375	$9,106	$9,481
Add: Equity-based compensation expense	447	368	11,494	12,309
Add: Severance and restructuring expense	—	60	21,173	21,233
Add: Other non-operating (income) losses	—	(591)	5,108	4,517
Adjusted EBITDA from Continuing Operations	3,777	37,041	(33,789)	7,028
Adjusted EBITDA from Continuing Operations attributable to Octave shareholders	$3,777	$22,542	$(33,789)	$(7,471)

Net income (loss) (Continuing Operations)	$2,955	$(15,353)	$(83,404)	$(95,800)
Adjustments:
Add: Acquisition and integration related expenses	—	375	9,106	9,481
Add: Intangible amortization	—	38,044	—	38,044
Add: Equity-based compensation expense	447	368	11,494	12,309
Add: Severance and restructuring expense	—	60	23,065	23,125
Add: Other non-operating (income) losses	—	(591)	5,108	4,517
Adjusted net income (loss) before tax and NCI	3,403	22,903	(34,633)	(8,328)
Income tax effects	(58)	(6,009)	58	(6,009)
Adjusted net income (loss) before NCI	3,345	16,894	(34,575)	(14,337)
Net (income) loss attributable to noncontrolling interest	—	(13,394)	—	(13,394)
Adjusted net income (loss) attributable to shareholders	$3,345	$3,500	$(34,575)	$(27,731)

Net income (loss) margin	3.3%	(9.4)%	NM	(38.1)%
Adjusted EBITDA Margin	4.3%	22.6%	NM	2.8%
Adjusted EBITDA Margin to Octave shareholders	4.3%	13.8%	NM	(3.0)%
Adjusted Net income (loss) after NCI margin	3.8%	2.1%	NM	(11.0)%

Year Ended December 31, 2024	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$382,771			$382,771
Net premiums written	88,682			88,682
Total revenues from Continuing Operations	126,320	99,236	10,259	235,815
Total expenses from Continuing Operations	114,098	107,045	74,516	295,660
Pretax income (loss)	12,222	(7,809)	(64,257)	(59,845)
Provision (benefit) for income taxes	1,753	(928)	(1,748)	(924)
Net income (loss) from Continuing Operations	$10,469	$(6,881)	$(62,509)	$(58,921)

Adjustments to EBITDA
Add: Interest expense	$—	$9,379	$—	$9,379
Add: Income tax expense	1,753	(928)	(1,748)	(924)
Add: Depreciation	—	481	1,864	2,345
Add: Intangible amortization	—	17,602	—	17,602
EBITDA from Continuing Operations	$12,222	$19,653	$(62,393)	$(30,518)
EBITDA from Continuing Operations attributable to Octave shareholders	$12,222	$13,205	$(62,393)	$(36,966)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration related expenses	$—	$—	$27,388	$27,388
Add: Equity-based compensation expense	414	—	8,941	9,355
Add: Severance and restructuring expense	—	248	7,352	7,600
Add: Other non-operating (income) losses	(7,500)	—	2,318	(5,182)
Adjusted EBITDA from Continuing Operations	5,136	19,901	(16,394)	8,643
Adjusted EBITDA from Continuing Operations attributable to Octave shareholders	$5,136	$13,453	$(16,394)	$2,195

Net income (loss) (Continuing Operations)	$10,466	$(6,769)	$(62,508)	$(58,812)
Adjustments:
Add: Acquisition and integration related expenses	—	—	27,388	27,388
Add: Intangible amortization	—	17,602	—	17,602
Add: Equity-based compensation expense	414	—	8,941	9,355
Add: Severance and restructuring expense	—	248	7,352	7,600
Add: Other non-operating (income) losses	(7,500)	—	2,318	(5,182)
Adjusted net income (loss) before tax and NCI	3,383	10,969	(16,510)	(2,158)
Income tax effects	—	—	—	—
Adjusted net income (loss) before NCI	3,383	10,969	(16,510)	(2,158)
Net (income) loss attributable to noncontrolling interest	—	(6,448)	—	(6,448)
Adjusted net income (loss) attributable to shareholders	$3,383	$4,521	$(16,510)	$(8,606)

Net income (loss) margin	8.3%	(6.9)%	NM	(25.0)%
Adjusted EBITDA Margin	4.1%	20.1%	NM	3.7%
Adjusted EBITDA Margin to Octave shareholders	4.1%	13.6%	NM	0.9%
Adjusted Net income (loss) after NCI margin	2.7%	4.6%	NM	(3.6)%

Organic Growth

	Three Months Ended December 31,			Year Ended December 31,
($ in thousands)	2025	2024	% Growth	2025	2024	% Growth
Total Insurance Distribution revenue (1)	$46,594	$44,096	5.7%	$163,855	$99,236	65.1%
Less: Acquired revenues (2)	(4,998)	(1,200)		(50,102)	(1,200)
Less: Profit commission and contingent commission income	(3,003)	(5,449)		(11,898)	(6,400)
Total Organic Revenue & Growth Percentage	38,523	35,628	8.1%	104,427	91,453	14.2%
(1)Total Insurance Distribution revenue includes investment income
(2)Organic revenue growth includes a $1.2m reduction to 4Q24 revenue to adjust for a revenue recognition accounting policy adjustment made in 4Q24 to recognize revenues that otherwise should have been recorded in 3Q24.
Total Specialty P&C Insurance Production
Specialty P&C Insurance production includes gross premiums written by Octave's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment.

	Three Months Ended December 31,			Year Ended December 31,
($ in thousands)	2025	2024	% Change	2025	2024	% Change
Specialty Property & Casualty Insurance Gross Premiums Written	$80,102	$59,987	34%	$360,449	$382,771	(6)%
Insurance Distribution Premiums Placed	223,286	204,909	9%	951,781	493,372	93%
Specialty P&C Insurance Production	$303,388	$264,896	15%	$1,312,230	$876,143	50%
About Octave
Octave Specialty Group, Inc. is a global specialty insurance firm that builds, buys, and scales niche insurance distribution and underwriting businesses. With a focus on operational excellence, disciplined growth, and innovation, Octave is creating a harmonized portfolio of companies that deliver exceptional performance and long-term value for shareholders. For more information, visit www.octavegroup.com.
The Amended and Restated Certificate of Incorporation of Octave contains substantial restrictions on the ability to transfer Octave’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Octave’s common stock or a holder of 5% or more of Octave’s common stock increases its ownership interest.
Contact
Karen Beyer
Managing Director, Investor Relations
(212) 208-3222
ir@octavegroup.com
Forward-Looking Statements
This press release, and any related oral statements, contain statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts, but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.

Any or all of management’s forward-looking statements, whether contained herein or in other publications may prove to be incorrect and are based on management’s current belief or opinions. Octave Specialty Group’s (“OSG”) and its subsidiaries’ (collectively, “Octave” or the “Company”) actual results may differ materially from those expressed in, or implied by, these forward-looking statements,, and there are no guarantees about the performance of Octave’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the high degree of volatility in the price of OSG’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities from the specialty property and casualty insurance business, the insurance distribution business, or related businesses; (3) greater than expected underwriting losses in the Company’s specialty property and casualty insurance business resulting in inadequacy of loss and loss expense reserves and the possibility that changes in reserves may result in further volatility of earnings or financial results; (4) credit risk throughout Octave’s business, including but not limited to issuers of securities in our investment portfolios, and exposures to reinsurers; (5) the Company’s level of indebtedness, including its ability to generate sufficient cash to service obligations, refinance existing debt, or obtain additional financing on acceptable terms, and the resulting impact on financial condition and operating flexibility; (6) dependence on third parties, including specialty insurance program partners, reinsurers, distribution relationships, and other service providers, and the risk of failures or disruptions in their performance; (7) inability to obtain reinsurance coverage on economic terms; (8) loss of key relationships for production of business in specialty property and casualty and insurance distribution businesses or the inability to secure such additional relationships to produce expected results; (9) the impact of catastrophic public health, environmental or natural events, or political events, including as a result of global or regional conflicts; (10) restrictive covenants in agreements and instruments that impair Octave’s ability to pursue or achieve its business strategies; (11) regulatory risks, including disagreements with insurance regulators, changes in laws or regulations, and the Company’s ability to adapt to an evolving regulatory environment; (12) risks related to changes in the composition, valuation, or performance of the Company’s investment portfolio, including interest rate and foreign currency exchange rate fluctuations; (13) events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Octave’s acquisitions; (14) the risk of litigation, regulatory inquiries, investigations, claims or proceedings, and the risk of adverse outcomes in connection therewith; (15) system security risks, data protection breaches and cyber attacks; (16) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (17) greater competition for our specialty property and casualty insurance business and/or our insurance distribution business; (18) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (19) disintermediation within the insurance industry or greater competition from technology-based insurance solutions or non-traditional insurance markets; (20) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general agents; (21) failure to successfully execute business expansion initiatives, integrate acquired businesses, or realize anticipated benefits from such efforts and significant obligations under put rights granted in completed acquisitions; and (22) other risks and uncertainties that have not been identified at this time.